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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-07295) pertaining to the 1993 Stock Option Plan and the Post-Effective Amendment No. 3 on Form S-3 to Form SB-2 (Form SB-2 No. 333-476-LA) for the registration of 4,724,302 shares of common stock of our report dated February 13, 1998, with respect to the consolidated financial statements of SuperGen, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1997.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
March 13, 1998